As filed with the Securities and Exchange Commission on March 9, 1998.
                                        Registration No. 333-        .
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            UNITED STATES SECURITIES & EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM S-8

             REGISTRATION STATEMENT UNDER THE ACT OF 1933

                   APPLIED INTELLIGENCE GROUP, INC.
        (Exact Name of Registrant as Specified in its Charter)

                Oklahoma                             73-1247666
  (State or other jurisdiction of    (I.R.S Employer Identification Number)
   incorporation or organization)

           13800 Benson Road
__________ Edmond, Oklahoma_____________              _____73013_____
(Address of principal executive offices)                 (Zip Code)

  Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan
                         (Full Title of the Plan)

                        Mr. Robert L. Barcum
                         President and Chief
                          Executive Officer
                   Applied Intelligence Group, Inc.
                          13800 Benson Road
                       Edmond, Oklahoma  73013
                (Name and Address of Agent For Service)

                            (405) 936-2300
    (Telephone Number, Including Area Code, of Agent For Service)

                             Copies To:
                      Mr. Michael E. Dunn, Esq.
                       Dunn Swan & Cunningham
                2800 Oklahoma Tower, 210 Park Avenue
                 Oklahoma City, Oklahoma  73102-5604
                           (405) 235-8318


                  CALCULATION OF REGISTRATION FEE(1)
Title of       Amount to be  Proposed Maximum  Proposed Maximum   Amount of
Securities to  Registered    Offering Price    Aggregate Offering Registration
be Registered                Per Share (1)     Price (1)          Fee (2)

Common Stock
($.001 per
share par        300,000        $3.3125           $993,750          $302
value)           shares

(1)   Estimated solely for the purpose of determining the registration fee.

(2) Calculated pursuant to rule 457(h)(1) on the basis of the reported closing price of shares of the Common Stock on the Nasdaq SmallCap Market on March 3, 1998.


                                      PART II

     This Registration Statement relates to 300,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of Applied Intelligence Group, Inc. (the "Company" or the "Registrant"), being registered for issuance under the Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan, adopted February 9, 1998. The Common Stock registered hereunder may be issued under the Plan upon exercise of options granted to eligible persons as defined under and pursuant to the Plan.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

 (a) the Prospectus, dated November 20, 1996, of the Registrant filed with the Central Regional Officer of the Commission pursuant to Rule 424(b) and in conjunction with the Company's Registration Statement on Form SB-2
(No. 333-5038-D), as declared effective by the Commission on November 20, 1996;

     (b) the Certificate of Incorporation contained as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (No. 3335038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

   (c) the Bylaws contained as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

     (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on November 14, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or description filed for the purpose of updating such description; and

(e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Specifically incorporated by reference are Form 10-KSB for the year ending December 31, 1996 and Forms 10-QSB for the quarters ending
March 31, 1997, June 30, 1997 and September 30, 1997.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. (Class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934.)



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.




ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1031 of the Oklahoma General Corporation Act permits and (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein) authorizes indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorneys fees, actually and reasonable incurred by him in connection therewith.

     The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

     These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the "1933 Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
               Not applicable.

ITEM 8.  EXHIBITS

         4.5 Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan, adopted February 9, 1998.

         5.3   Opinion of Dunn Swan & Cunningham

         23.7  Consent of Independent Accountants

         23.8  Consent of Dunn Swan & Cunningham

         24.3  Power of Attorney



ITEM 9.  UNDERTAKINGS

  A.  The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

               (i) to include any prospectus required by Section 10(a) (3) of the 1933 Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a) (1) (i) and 2 (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the undersigned Company's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act my be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, Oklahoma, on this 9th day of March, 1998.


                                   APPLIED
INTELLIGENCE GROUP, INC.
                                   BY:/S/ ROBERT L. BARCUM
                                        Robert L. Barcum
                                        President





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.



     SIGNATURES                         TITLE                DATE


/S/ ROBERT L. BARCUM               Chairman of the Board     March 9, 1998
Robert L. Barcum                   of Directors


/S/ ROBERT N. BAKER                Vice President and        March 9, 1998
Robert N. Baker                    Director

/S/ RUSSELL L REINHARDT            Vice President and        March 9, 1998
Russell L. Reinhardt               Director


/S/ DAVID B. NORTH                 Vice President            March 9, 1998
David B. North

/S/ JOHN M. DUCK                   Vice President and        March 9, 1998
John M. Duck                       Chief Financial
                                   Officer

/S/ Larry R. Davenport             Vice President            March 9, 1998
Larry R. Davenport


/S/ Lewis B. Kilbourne             Director                  March 9, 1998
Lewis B. Kilbourne


/S/ Jimmy M. Wright                Director                  March 9, 1998
Jimmy M. Wright





Exhibit 4.5

                    APPLIED INTELLIGENCE GROUP, INC.
                  1998 NON-QUALIFIED STOCK OPTION PLAN

                             ARTICLE I

                         General Provisions

       On February 9, 1998, Applied Intelligence Group, Inc. (the
"Company") adopted the Applied Intelligence Group, Inc. 1998 NonQualified Stock Option Plan (the "Plan").

     1.1 Purpose. The purpose of the Plan shall be to attract, retain and motivate directors, executive officers, key employees and independent contractors and consultants of the Company and its subsidiaries
("Eligible Persons") by way  of granting  (i) non-qualified   stock
options  ("Stock Options")   with   stock appreciation  rights attached
("Stock Option  SARs").   For  the purpose of  this  Plan, Stock Option
SARs are sometimes herein called "SARs." The Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Internal Revenue Code of 1986, as amended (the
"Code").   Furthermore, under the Plan, the terms "parent"   and
"subsidiary" shall have the same meaning as set forth in Subsections (e) and (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

     1.2 General. The terms and provisions of this Article I shall be applicable to Stock Options and SARs unless the context herein clearly indicates to the contrary.

     1.3   Administration  of  the  Plan.   The  Plan shall be administered
by  the  Board of Directors (the "Board")  of  the Company.

          1.3.1 Board Administration. The Board shall have the power where consistent with the general purpose and intent of the Plan to
     (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies, and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including
     the form   of  any  "stock  option  agreements" ("Stock  Option
     Agreements").

          1.3.2 Plan Interpretation. Unless otherwise provided in the Plan, the Board shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Board shall be final, binding and conclusive.

          1.3.3 Selection of Participants. In designating and selecting Eligible Persons ("Participants") for participation in the Plan, the Board may consult with and give consideration to the recommendations and criticisms submitted by appropriate managerial and executive officers of the Company. The Board also shall take into account the duties and responsibilities of the Eligible Persons, their past, present and potential contributions to the success of the Company and such other factors as the Board shall deem relevant in connection with accomplishing the purpose of the Plan.





     1.4 Shares Subject to the Plan. Shares of stock ("Stock") covered by Stock Options and SARs shall consist of 300,000 shares of the Common Stock, $.001 par value, of the Company, subject to adjustment pursuant to
Section 1.7 of the Plan, which may be either authorized and unissued shares or treasury shares, as determined in the sole discretion of the Board. If any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Board may grant Stock Options and SARs for such shares of Stock to other Participants. However, Stock Options and SARs shall not be granted again for shares of Stock which have been (i) subject to SARs which are surrendered in exchange for cash or shares of Stock issued pursuant to the exercise of SARs as provided in Article II hereof and (ii) shares withheld for tax withholding requirements.

     1.5 Participation in the Plan. The Board shall determine from time to time those Eligible Persons who are to be granted Stock Options and SARs and the number of shares of Stock covered thereby. The maximum number of shares of Stock for which the Eligible Person may be granted Stock
Options that   become exerciseable in any calendar year shall not exceed 25 percent of the aggregate number of shares of Stock with respect to which Options may be granted under the Plan.

     1.6   Determination of Fair Market Value.  As used  in  the Plan,
"fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the SmallCap Market System or the National Market System of Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock, (ii) if Stock is not traded on any national securities exchange but is quoted on an automated quotation system or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor
(ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Daily Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions
in  the  shares  of  Stock are  reported   on   a consolidated transaction
reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, however, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

     1.7 Adjustments Upon Changes in Capitalization. The grants of Stock Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its assets  or business.  The aggregate number of shares of
Stock  under  Stock Options  granted under the Plan, the Option Price and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option shall be appropriately adjusted by the Board to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, however, and notwithstanding the foregoing, (i) a dissolution or liquidation of the Company, (ii) a
merger or consolidation in which   the  Company  is  not  the  surviving  or
the resulting corporation or (iii) a reverse merger in which the Company is the surviving entity but in which the securities possessing more than 50 percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to the merger (collectively referred to herein as a (Corporate Transaction"), shall cause the Plan and any Stock Option or SAR granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation, subject to Section 1.21 of the Plan. Provided, further, that for the purposes of this Section 1.7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination of the Plan. Appropriate adjustment may also be made by the Board in the terms of a SAR to reflect any of the foregoing changes.

     1.8 Amendment and Termination of the Plan. The Plan shall terminate at midnight, October 31, 2007, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may amend the Plan in any manner which would impair the applicability of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to the Plan. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or SAR theretofore granted under the Plan without the consent of the affected Participant.

     1.9 Effective Date. The Plan shall be effective November 1, 1997 (the "Effective Date").

     1.10 Securities Law Requirements. The Company shall have the right, but not the obligation to cause the shares of Stock issuable upon exercise of the Options to be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state or jurisdiction.

          1.10.1 Restrictions on Transferability and Legend on Certificates. As a condition precedent to the grant of any Stock Option or the issuance or transfer of shares pursuant to the exercise of any Stock Option, the Company may require the Participant or holder to take any reasonable action to meet such requirements or to obtain such approvals. The Company shall have the right to restrict the transferability of shares of Stock issued or transferred upon exercise of the Stock Options in such manner as it deems necessary or appropriate to insure the availability of any exemption from
     registration  under  the Securities  Act  and   any   other applicable
     securities laws or regulations that may be available, including the endorsement with a legend reading as follows:

          The shares of Common Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased solely for investment purposes. These shares may not be sold, transferred or assigned unless in the opinion of the Company and its legal counsel such sale, transfer or assignment will not be in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          1.10.2   Registration  Statement.   If  a registration statement
     covering the shares  of Stock issuable   upon exercise  of  the Stock
     Options granted under the Plan is filed under the Securities Act, and is declared effective the Securities and Exchange Commission, the provisions of Section 1.10.1 shall terminate during the period of time that such registration statement, as periodically amended, remains effective.

     1.11     Separate   Certificates.   Separate certificates representing
the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option and SAR will be issued to such Participant.

     1.12  Payment for Stock; Receipt of Stock or Cash in Lieu of Payment.

          1.12.1 Payment for Stock. Payment for shares of Stock purchased under this Plan shall be made (i) in full and in cash or check made payable to the Company or (ii) may also be made in Common Stock of the Company held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market
     value on  the  date  of  exercise  of the  Option,  or  (iii)   a
     combination of cash and Common Stock of the Company. In the event that Common Stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of an Option, such Common Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

          1.12.2 Receipt of Stock in Lieu of Cash Payment. Furthermore, a Participant may exercise an Option without payment of the Option Price in the event that the exercise is pursuant to rights under an SAR attached to the Option and such SAR is exercisable on the date of exercise of the Stock Option to which it is attached. In the event a Stock Option with an SAR attached is exercised without payment of the Option Price in cash or by check or Common Stock of the Company, the Participant shall be entitled to receive either (i) a cash payment from the Company equal to the excess of the total fair market value of the shares of Stock on such date as determined with respect to which the Stock Option is being exercised over the total cash Option Price of such shares of Stock as set forth in the Stock Option SAR or (ii) that number of whole shares of Stock as is determined by dividing (A) an amount equal to the fair market value per share of Stock on the date of exercise into (B) an amount equal to the excess of the total fair market value of the shares of Stock on such date with respect to which the Stock Option SAR is being exercised over the total cash Option Price of such shares of Stock as set forth in the Stock Option SAR, and fractional shares will be rounded to the next lowest number and the Participant will receive cash in lieu thereof.

     1.13    Incurrence   of  Disability  and Retirement.   A Participant
     shall be deemed to have terminated his employment as an employee, his independent contractor arrangement or consulting arrangement with the
Company  and  incurred   a   disability ("Disability") if such Participant
suffers a physical or mental condition which, in the judgment of the Board, totally and permanently prevents a Participant from engaging in any substantial gainful employment with or the providing of services or
consulting  for the Company or a subsidiary.   A  Participant shall  be
deemed to have terminated employment as an employee, independent contractor or a consultant due to retirement ("Retirement") if such Participant ceases to be an employee, independent contractor or a consultant of the Company or its subsidiary, without cause, after attaining the age of 55.

     1.14 Stock Options Granted Separately. Because the Board is authorized to grant Stock Options and SARs to Participants, the grant thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other.

     1.15   Grants  of Options and Stock Option Agreement.   Each Stock
Option and Stock Option SAR granted under this Plan shall be evidenced by the minutes of a meeting of the Board or by the written consent of the Board and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Stock Option and Stock Option SAR granted hereunder shall contain such terms, restrictions and conditions as the Board may determine, which terms, restrictions and conditions may or may not be the same in each case.

     1.16 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Stock Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

     1.17 Non-Transferability of Options. Except as otherwise herein provided, any Stock Option or Stock Option SAR granted shall not be transferable otherwise than by will or the laws of descent and distribution or with the consent of the Company, and the Stock Option and Stock Option SAR may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Stock Option and Stock Option SAR may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assingable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Stock Option or Stock Option SAR contrary to the provisions hereof shall be null and void and without effect.

     1.18 Additional Documents on Death of Participant. No transfer of a Stock Option or Stock Option SAR by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Stock Option or Stock Option SAR of the terms and conditions of such Stock Option or Stock Option SAR.

     1.19 Changes in Employment. So long as the Participant shall continue to be a director, an employee, an independent contractor or a consultant of the Company or any one of its subsidiaries, any Stock Option or Stock Option SAR granted to such Participant shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as a director or in the employ as an employee, independent contractor or consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate such Participant as a director, employee or independent contractor or consultant at any time.

     1.20 Shareholder Rights. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to a Stock Option or Stock Option SAR prior to the purchase of such shares of Stock by exercise of the Stock Option or Stock Option SAR.

     1.21 Right to Exercise Upon Company Ceasing to Exist. In the event of a Corporate Transaction, the Participant shall have the right immediately prior to consummation of the Corporate Transaction to exercise, in whole or in part, such Participant's then remaining Stock Options and Stock
Option SARs whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his then remaining Stock Options and Stock Option SARs as provided in this Section 1.21, and to the extent such Stock Options and Stock Option SARs are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Stock Options and Stock Option SARs thereafter become exercisable. Provided further, that for the purposes of this Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Stock Options and Stock Option SARs granted hereunder.

     1.22 Assumption of Outstanding Stock Options and Stock Option SARs. Any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization, dissolution or liquidation transaction shall assume all Stock Options and Stock Option SARs outstanding under the Plan or issue new Stock Options and Stock Option SARs in place of outstanding Stock Options and/or Stock Option SARs under the Plan.

     1.23 Tax Withholdings. The Company's obligation to deliver Stock upon the exercise of Stock Options or Stock Option SARs under the Plan shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements. The Board may in its discretion and in accordance with the provisions of Section 1.23 and such supplemental rules as the Board may from time to time adopt, provide any or all holders of Stock Options or Stock Option SARs with the right to use shares of Stock in satisfaction of all or part of the federal, state and local income tax liabilities incurred by such holders in connection with the exercise of their Stock Options or Stock Option SARs ("Taxes"). Such right may be provided to any such holders of Stock Options or Stock Option SARs in either or both of the following methods: (i) the holder of a Stock Option or Stock Option SAR may be provided with the election, which may be subject to approval by the Board, to have the Company withhold, from the Stock otherwise issuable upon exercise of such Stock Option or Stock Option SAR, a portion of those shares of Stock with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the applicable Taxes designated by the holder of the Options, and/or (ii) the Board may, in its discretion, provide the holder of the Stock Options or Stock Option SARs with the election to deliver to the Company, at the time the Stock Option or Stock Option SAR is exercised, one or more shares of Stock previously acquired by such holder (other than pursuant to the transaction triggering the Taxes) with an aggregate fair market value equal to the percentage (not to exceed 100 percent) of the Taxes incurred in connection with such Stock Option or Stock Option SAR exercise designated by such holder.

     1.24 Governing Law. The Plan shall be governed by and all questions hereunder shall be determined in accordance with the laws of the State of Oklahoma.

                            ARTICLE II

                Terms of Stock Options and Exercise

     2.1  General Terms.

          2.1.1 Grant and Terms for Stock Options. Stock Options and Stock Option SARs shall be granted by the Board on the following terms and conditions: No Stock Options and Stock Option SARs shall be exercisable more than 10 years after the date of grant. Subject to such limitation, the Board shall have the discretion to fix the period (the "Option Period") during which any Stock Option or Stock
     Option  SAR may  be  exercised.   Stock Options and  Stock  Option  SARs
     granted shall not be transferable except by will or by the laws of descent and distribution or with the consent of the Company. Stock Options and Stock Option SARs shall be exercisable only by the Participant while serving as a Director of the Company or a subsidiary or while actively employed as an employee, an independent contractor or a consultant by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option),
     (ii) if a Participant is terminated as a Director, an employee, an independent contractor or a consultant of the Company or a subsidiary on account of Retirement, such Participant may exercise any Stock Option which is otherwise exercisable at any time within
     three months  of  such  date  of  termination,  or  (iii)   if   a
     Participant is terminated as a Director, as an employee, an independent contractor or a consultant of the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of
     such  date  of termination.   If  a  Participant  should  die  during
     the applicable three-month or 12-month period following the date of such Participant's Retirement or termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options and Stock Option SARs granted to such deceased Participant shall be governed in accordance with Subsection 2.1.1(i) of this Article II.

          2.1.2 Option Price. The option price ("Option Price") for shares of Stock subject to Stock Options and Stock Option SARs shall be determined by the Board, but in no event shall such Option Price be less than 85 percent of the fair market value of the Stock on the date of grant.

          2.1.3   Acceleration  of Otherwise Unexercisable  Stock Option on
     Retirement, Death, Disability or  Other  Special Circumstances.   The
     Board, in its sole discretion, may permit (i) a Participant who is terminated as a Director, an employee, an independent contractor or a consultant due to Retirement or Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who is terminated as a Director, an employee, an independent contractor or a consultant upon the occurrence of special circumstances (as determined by the Board), to exercise  and purchase
     (within  three  years  of  such  date   of   such Participant's
     termination) all or any part  of  the  shares subject to Stock Options and Stock Option SARs on the  date of  the  Participant's termination,
     Retirement,  Disability, death,   or   as   the   Board  otherwise  so
     determines, notwithstanding that all installments, if any, with respect to such Stock Option or Stock Option SAR, had not accrued on such termination date.

          2.1.4 Number of Stock Options Granted. Participants may be granted more than one Stock Option and Stock Option SAR. In making any such determination, the Board shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option or Stock Option SAR under the Plan shall not affect any outstanding Stock Options or Stock Option SARs previously granted to a Participant under the Plan.

          2.1.5 Notice of Exercise Stock Option. Upon exercise of a Stock Option or Stock Option SAR, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Board, at the Company's main office in Oklahoma City, Oklahoma. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required
     Taxes   as  provided  in  the  Plan and  the  Stock  Option Agreement.


                              ARTICLE III

                                  SARs

     3.1 General Terms.

          3.1.1 Grant and Terms of SARs. The Board grant SARs to Participants in connection with Stock Options granted under the Plan. SARs shall terminate at such time as the Board determines and shall be exercised only upon surrender of  the related Stock
     Option and only to the extent that the related Stock Option (or the portion thereof as to which the SAR is exercisable) is exercised.
     SARs may  be exercised only  by the Participant while a director, an employee, an independent contractor or a consultant of the Company or  a subsidiary except that (i) any SARs previously granted to  a
     Participant   which   are  otherwise  exercisable may be  exercised,
     with the approval of the Board, by the personal representative of a deceased Participant (but not beyond the expiration date of such SAR), and (ii) if a Participant is terminated as a director, an employee, an independent contractor or a consultant of the Company or a subsidiary, as the case may be, on account of Retirement or Disability, such Participant may exercise any SARs which are otherwise exercisable, with the approval of the Board, anytime within three months of the date of the termination by Retirement or within  12 months  of
     termination  by  Disability.   If  a Participant  should  die  during
     the applicable three-month period following the date of such Participant's Retirement or during the applicable 12 month period following the date of termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any SARs granted to such deceased Participant shall be governed in accordance with (i) of the second sentence of this Subsection 3.1.1. The applicable SAR shall (i) terminate upon the termination of the underlying Stock Option (ii) only be transferable at the same time and under the same conditions as the underlying Stock Option is transferable, (iii) only be exercised when the underlying Stock Option is exercised, and (iv) may be exercised only if there is a positive spread between the Option Price and the fair market value of the Stock for which the SAR is exercised.

          3.1.2  Acceleration of Otherwise Unexercisable SARs  on
     Retirement, Death, Disability or Other Special Circumstances.   The
     Board, in its sole discretion, may permit (i) a Participant is terminated as a director, an employee, an independent contractor, or a consultant with the Company or a subsidiary due to Retirement or
     Disability, (ii)   the   personal representative   of such  deceased
     Participant, or (iii) any other Participant who is terminated as director, an employee, an independent contractor or a consultant with the Company or a subsidiary upon the occurrence of special circumstances (as determined by the Board) to exercise (within three years of such date of such termination) all or any part of any such SARs previously granted to such Participant as of the date of such Participant's termination, Retirement, Disability, death, or as the Board otherwise so determines, notwithstanding that all installments, if any with respect to such SARs, had not accrued on such date.

          3.1.3 Form of Payment of SARs. The Participant may request the method and combination of payment upon the exercise of a SAR; however, the Board has the final authority to determine whether the value of the SAR shall be paid in cash or shares of Stock or both. Upon exercise of a SAR, the holder is entitled to receive the excess amount of the fair market value of the Stock (as of the date of exercise) for which the SAR is exercised over the Option Price under the related Stock Option. All applicable Taxes will be paid by the Participant to the Company upon the exercise of a SAR in accordance with Section 1.23.




EXHIBIT    5.3
                           DUNN SWAN & CUNNINGHAM
                    Attorneys and Counsellors At Law 2800
                               Oklahoma Tower
                               210 Park Avenue
                               (405) 235-8318
                         Facsimile (405) 235-9605

                                March 6, 1998


Board of Directors
Applied Intelligence Group, Inc.
13800 Benson Road
Edmond, Oklahoma 73013-6417


Gentlemen:

      We have acted as counsel to Applied Intelligence Group, Inc., an Oklahoma corporation (the "Company"), in conjunction with the offering of an aggregate of 300,000 shares of Common Stock, $.001 par value per share, of the Company (the "Shares") to be issued upon exercise of stock options granted under the Applied Intelligence Group, Inc. 1998 Non-Qualified Stock Option Plan (the "Plan").

      The offering of the Securities is more fully described in that certain Registration Statement on Form S-8 (No. 333-22227), filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act").

       For   purposes  of  this  opinion,  we  have   made   such
investigations as we deem necessary or appropriate and have reviewed and considered among other certificates, documents and materials the following:

   (a) The Certificate of Transcript, dated November 25, 1996, issued by the Secretary of State of the State of Oklahoma certifying that the copy of Certificate of Incorporation of the Company attached thereto is a full, true and correct copy;

   (b) The Certificate of Good Standing, dated November 25, 1996, issued by the Secretary of State of the State of Oklahoma certifying that the Company is duly organized and existing under and by virtue of the Law of the State of Oklahoma and is in good standing according to the records of its office;

   (c) A copy of the Bylaws, as amended and restated, of the Company as certified by the Secretary of the Company;

   (d) A copy of the resolutions adopted by the Board of Directors of the Company on February 9, 1998, as certified by the Secretary of the Company;

   (e)  The manually signed Registration Statement; and

   (f)  Form of certificate of the Common Stock of the Company.

       In   conducting  our  examination  we  have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents
submitted to  us  as  certified copies.   Based  upon  our examination and
consideration of the foregoing and upon our examination and consideration of such other documents, certificates, records, matters and things as we have deemed necessary for the purposes hereof, we are of the opinion as of the date hereof that:

               1. The Company is duly organized and existing under the laws of the State of Oklahoma;

                2. All of the issued and outstanding shares of the Common Stock of the Company have been legally issued, are fully paid and are not liable to further call or assessment; and

                3. The 300,000 shares of Common Stock to be issued upon exercise of stock options granted pursuant to the Plan, upon issuance and delivery against payment therefor in accordance with the terms and conditions of the stock options, will be legally issued, fully paid and not liable for further call or assessment.

      In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers and directors of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto.

                                   Very truly yours,





                                   DUNN SWAN & CUNNINGHAM



Exhibit 23.7




                  CONSENT OF INDEPENDENT  ACCOUNTANTS





Board of Directors and Shareholders
Applied Intelligence Group, Inc.

     We consent to the incorporation by reference in the Registration Statement of Applied Intelligence Group, Inc. on Form S-8 (File No. _______) of our report dated March 7, 1997, on our audits of the financial statements of Applied Intelligence Group, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.


/s/COOPERS & LYBRAND L.L.P.



Oklahoma City, Oklahoma
March 6, 1998





Exhibit 23.8




                    CONSENT OF DUNN SWAN & CUNNINGHAM



Board of Directors and Shareholders
Applied Intelligence Group, Inc.

     Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in connection with the opinion of counsel provided and included as an exhibit to this Registration Statement.



/s/DUNN SWAN & CUNNINGHAM

Oklahoma City, Oklahoma
   March 6, 1998

















Exhibit 24.3

                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of Robert L. Barcum, Russell L. Reinhardt, David B. North, Larry R. Davenport, Lewis B. Kilbourne and Jimmy M. Wright constitutes and appoints Robert N. Baker and John M. Duck, and each of them, his true and lawful attorney-in-fact and agent, with all power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith with the United States Securities and Exchange Commission, granting unto same attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  March 6, 1998                   /s/Robert L.Barcum
                                        Robert L.Barcum


                                        /s/ Russell L. Reinhardt
                                        Russell L. Reinhardt


                                        /s/ David B. North
                                        David B. North


                                        /s/ Larry R.Davenport
                                        Larry R. Davenport


                                        /s/ Lewis B. Kilbourne
                                        Lewis B. Kilbourne


                                        /s/ Jimmy M. Wright
                                        Jimmy M. Wright